UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2022

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment of 2006 Employee Equity Incentive Plan; Amendment of Employee Stock Purchase Plan

At the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Synopsys, Inc. (“Synopsys”) held on April 12, 2022, Synopsys’ stockholders approved Synopsys’ 2006 Employee Equity Incentive Plan, as amended (the “Amended Employee Equity Plan”) in order to, among other items, increase the number of shares of common stock available for issuance under the Amended Employee Equity Plan by 3,000,000. Synopsys’ Board of Directors (the “Board”) and the Compensation and Organizational Development Committee (the “Compensation Committee”) of the Board previously approved the Amended Employee Equity Plan, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended Employee Equity Plan.

At the Annual Meeting, Synopsys’ stockholders also approved an amendment to Synopsys’ Employee Stock Purchase Plan (the “Amended ESPP”) in order to, among other items increase the number of shares of common stock available for future issuance under the plan by 2,000,000. The Board and the Compensation Committee previously approved the Amended ESPP, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended ESPP.

Summaries of the Amended Employee Equity Plan and the Amended ESPP are set forth in Synopsys’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on February 23, 2022 (the “Proxy Statement”). Those summaries and the descriptions above of the Amended Employee Equity Plan and Amended ESPP do not purport to be complete and are qualified in their entirety by reference to the Amended Employee Equity Plan and Amended ESPP, which are filed as Exhibits 10.3 and 10.6, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)(b)	Stockholder Meeting Results

As described in Item 5.02(e) above, Synopsys held its Annual Meeting on April 12, 2022. As of the record date of February 11, 2022, 153,097,613 shares of Synopsys common stock were outstanding and entitled to vote at the Annual Meeting. A total of 137,020,223 shares of Synopsys common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Synopsys’ stockholders voted on six proposals at the Annual Meeting. The proposals are further described in the Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Synopsys’ stockholders elected eight directors to Synopsys’ Board, to serve until the next annual meeting of stockholders or until their successors are elected. The voting results regarding this proposal are set forth below:

	For	Against	Abstain	Broker Non-Votes
Aart J. de Geus	113,406,413	11,905,524	806,698	10,901,588
Janice D. Chaffin	112,344,635	11,763,863	2,010,137	10,901,588
Bruce R. Chizen	96,639,804	29,402,601	76,230	10,901,588
Mercedes Johnson	122,444,711	3,594,054	79,870	10,901,588
Chrysostomos L. “Max” Nikias	116,490,445	9,539,611	88,579	10,901,588
Jeannine P. Sargent	124,005,168	2,033,504	79,963	10,901,588
John G. Schwarz	116,685,062	9,347,877	85,696	10,901,588
Roy Vallee	113,692,091	11,893,410	533,134	10,901,588

Proposal 2: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended Employee Equity Plan in order to, among other items, increase the number of shares of common stock available for issuance under the Amended Employee Equity Plan by 3,000,000. The Amended Employee

Equity Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	114,173,591
Against:	11,872,214
Abstain:	72,830
Broker Non-Votes:	10,901,588

Proposal 3: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended ESPP, in order to, among other items, increase the number of shares of common stock available for issuance under the Amended ESPP by 2,000,000. The Amended ESPP is filed as Exhibit 10.6 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	125,369,839
Against:	687,954
Abstain:	60,842
Broker Non-Votes:	10,901,588

Proposal 4: Synopsys’ stockholders approved, on an advisory basis, the compensation of Synopsys’ named executive officers as disclosed in the Proxy Statement. The voting results regarding this proposal are set forth below:

For:	114,630,943
Against:	11,388,445
Abstain:	99,247
Broker Non-Votes:	10,901,588

Proposal 5: Synopsys’ stockholders ratified the selection of KPMG LLP as Synopsys’ independent registered public accounting firm for the fiscal year ending October 29, 2022. The voting results regarding this proposal are set forth below:

For:	129,520,996
Against:	7,027,023
Abstain:	472,204
Broker Non-Votes:	0

Proposal 6: Synopsys’ stockholders did not approve the stockholder proposal regarding stockholder action by written consent. The voting results regarding this proposal are set forth below:

For:	59,660,425
Against:	66,328,939
Abstain:	129,271
Broker Non-Votes:	10,901,588

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.3	2006 Employee Equity Incentive Plan, as amended

10.4	Form of Restricted Stock Unit Grant Notice and Award Agreement under 2006 Employee Equity Incentive Plan

10.5	Form of Stock Option Grant Notice and Award Agreement under 2006 Employee Equity Incentive Plan

10.6	Employee Stock Purchase Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: April 15, 2022	By:	/s/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary